EXHIBIT 10.3

TRW AUTOMOTIVE HOLDINGS CORP.

2012 STOCK INCENTIVE PLAN

EXECUTIVE OFFICER

PERFORMANCE STOCK UNIT AGREEMENT

THIS AGREEMENT, is made effective as of                       , 20         (the “Grant Date”), between TRW Automotive Holdings Corp. (the “Company”) and                        (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Participant be granted the Performance Stock Units provided for herein pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)           “409A Change of Control” means a Change of Control as defined in the Plan that constitutes a change in ownership or effective control within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder.

(b)           “Cause” means “Cause” as defined in the Employment Agreement.

(c)           “Disability” means, “disability” as defined in the Employment Agreement or, if not defined therein, “disability” of the Participant shall have the meaning ascribed to such term in the Company’s long-term disability plan or policy, as in effect from time to time.

(d)           “Employment Agreement” means the written employment agreement between the Company or any of its Subsidiaries and the Participant (as the same may be amended, modified or supplemented in accordance with the terms thereof).

(e)           “Good Reason” means “Good Reason” as defined in the Employment Agreement.

(f)            “Performance Stock Unit” means the unfunded, unsecured right of the Participant to receive one share of the Company’s common stock, par value $0.01 per share (the “Shares”) upon the attainment of certain specified performance goals.

(g)           “Plan” means the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.

(h)           “Retirement” means the termination of the Participant’s employment with the Company and its Subsidiaries (i) at age 60 or older with 10 years of service, or (ii) at age 65 or older, in each case provided that the Participant’s employment with the Company and its Subsidiaries continues for at least six months after the Grant Date.

2.             Grant of Performance Stock Units; Dividends.  The Company hereby grants to the Participant, subject to the terms and conditions of this Agreement and the Plan,                                            (        ) Performance Stock Units (the “Target Number of  Performance Stock Units”). The Participant shall not possess any voting rights in Shares in respect of the Performance Stock Units until such Performance Stock Units have been distributed to the Participant in the form of Shares.  If dividends are declared and paid by the Company during the period in which the Performance Stock Units are outstanding (the “Dividends”), then on each date on which Shares are delivered to the Participant in respect of the Performance Stock Units pursuant to Sections 3(a), 3(b) and 3(c) (and only on such date or dates), the Participant shall also be paid an amount in cash (in the case of a cash dividend declared and paid by the Company) or distributed a number of Shares (in the case of a stock dividend declared and paid by the Company), in each case equal to the aggregate Dividends that would have been paid to the Participant if the Performance Stock Units with respect to which the Shares are being delivered had in fact been Shares during the period in which the Dividends were paid.

3.                                      Delivery of Shares Underlying the Performance Stock Units.

(a)           In General.  Subject to Sections 3(b), 3(c) and 3(d), on or about                       , 20          (the “Settlement Date”), the Company shall issue or cause there to be transferred to the Participant a number of Shares equal to the aggregate number of vested Performance Stock Units, if any, determined by utilization of the vested percentage of the Target Number of Performance Stock Units calculated in accordance with the formula set forth in Appendix A to this Agreement (the “Vested Performance Stock Units”), but only if the Participant has not incurred a termination of employment with the Company or any of the Company’s  Subsidiaries prior to the end of the Performance Period (as defined in Appendix A).

(b)           Termination of Employment.  If the Participant ceases to be employed by the Company or one of the Company’s Subsidiaries for any reason prior to the end of the Performance Period, the Performance Stock Units, and any corresponding Dividends as set forth in Section 2 of this Agreement, shall be immediately and automatically canceled by the Company without any payment or other consideration and without notice or any other action by the Company; provided, however, that if (i) the Participant’s employment is terminated prior to the end of the Performance Period due to death or  Disability or by the Company or one of the Company’s Subsidiaries without Cause or by the Participant for Good Reason, the Company shall within 60 days after the date of such termination of employment (but subject to the provisions of Section 21 of the Plan) issue, or cause there to be transferred, to the Participant (or, in the case of death, the Participant’s estate) Shares equal to the number of  Vested Performance Stock Units, if any, and any corresponding Dividends as described in Section 2, determined, for purposes of this Section 3(b)(i), as if the Performance Period ended on the date of such termination of employment, but shall not issue, or cause there to be transferred, any other Shares that may be provided for under this Agreement, or (ii) the Participant’s employment is terminated prior to the end of the Performance Period due to Retirement by the Participant, subject to the provisions of Section 21 of the Plan, on or about the Settlement Date the Participant will receive Shares equal to the number of Vested Performance Stock Units, if any, and any corresponding Dividends as described in Section 2, determined for purposes of this Section 3(b)(ii) as if the Participant had not incurred a termination of employment with the Company or any of the Company’s Subsidiaries prior to the end of the Performance Period.  Notwithstanding any other provision of this Agreement to the contrary, no distributions of any Shares underlying any Performance Stock Units will be made to the Participant in the event of Participant’s voluntary termination of employment in the absence of Good Reason (other than Participant’s Retirement), or termination of employment by the Company or one of the Company’s Subsidiaries due to Cause.

(c)           409A Change of Control.  Notwithstanding the foregoing, if from the date of a 409A Change of Control until the second anniversary of the 409A Change of Control the Participant’s employment is terminated and such termination occurs prior to the end of the Performance Period (x) due to death or Disability or (y) by the Company or one of the Company’s Subsidiaries without Cause or by the Participant for Good Reason or due to Retirement by the Participant, then (i) if Participant’s employment is terminated due to death or Disability, the Company shall within 60 days after such termination of employment (but subject to Section 21 of the Plan), issue or cause there to be transferred, to the extent not previously issued, transferred, canceled or forfeited in accordance with this Section 3, to the Participant (or, in the case of death, the Participant’s estate) a number of Shares equal to (i) the number of Shares that would be distributable under Section 3(b)(i) in the case of a termination due to the Participant’s death or Disability, or (ii) if Participant’s employment is terminated by the Company or one of the Company’s Subsidiaries without Cause or by the Participant for Good Reason or due to Retirement by the Participant, subject to the provisions of Section 21 of the Plan, on or about the Settlement Date the Participant will receive Shares equal to the number of Vested Performance Stock Units, if any, and any corresponding Dividends as described in Section 2, determined for purposes of this Section 3(c)(ii) as if the Participant had not incurred a termination of employment with the Company or any of the Company’s Subsidiaries prior to the end of the Performance Period.

(d)           Cancellation of Performance Stock Units.  Upon the issuance or transfer of Shares in accordance with this Section 3, all of the Performance Stock Units subject to this Agreement shall be canceled.

(e)           Shares.  On the date or dates set forth above on which the Shares subject to the Performance Stock Units are to be delivered to, or with respect to, the Participant, the Company shall deliver such Shares in the Participant’s name (or, in the event of a delivery of Shares made upon the death of the Participant, such delivery shall be made to Participant’s estate).  However, the Company shall not be liable to the Participant or to Participant’s estate for damages relating to any delays in issuing such Shares to the Participant or to Participant’s estate, any loss by the Participant or by the Participant’s estate of any certificates that may be issued therefore, or any mistakes or errors in the issuance of any certificates or in the certificates themselves.

4.             Legend on Certificates.  The Shares issued to the Participant in respect of the Performance Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws or the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any certificates that may be issued representing the Shares to make appropriate reference to such restrictions.

5.             No Right to Continued Employment.  Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any of its Subsidiaries.  Further, the Company or its Subsidiary may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6.             Transferability.  Unless otherwise determined by the Committee, a Performance Stock Unit may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

7.             Withholding.  The Company or its Affiliate shall have the right to withhold from any payment due or transfer made with respect to the Performance Stock Unit or any Dividend thereon or any other compensatory amounts due to the Participant, any applicable withholding taxes in respect of the Performance Stock Unit or the Shares to which they relate or any Dividend or other payment or transfer with respect to the Performance Stock Unit or under the Plan and to take such action as may be necessary at the option of the Company to satisfy all obligations for the payment of such taxes.

8.             Securities Laws.  Upon the acquisition of any Shares delivered in respect of  the Performance Stock Units pursuant to Sections 3(a), 3(b) and 3(c), the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9.             Notices.  Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon delivery to the addressee.

10.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.

11.          Performance Stock Units Subject to the Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Performance Stock Units and any Shares delivered in respect thereto are subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any counterpart or other signature hereupon delivered by facsimile or electronic image scan shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

13.          Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Performance Stock Units granted under this Agreement and participation in the Plan or future awards that may be granted under the Plan by electronic means or to request the Participant consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.          Benefits of Agreement.  This Agreement shall inure to the benefit of the Company, the Participant and their respective heirs, executors, administrators, personal representatives, successors and assigns.

15.          Severability.  In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

TRW AUTOMOTIVE HOLDINGS CORP.

By:
Name:
Its:

Participant

Appendix A

Determination of Vested Performance Stock Units

The schedule below reflects the vested percentage of the target number of Performance Stock Units earned based upon the Company’s TSR Percentile Ranking which shall be determined in accordance with paragraph (d) below.  For performance between the specified levels, straight-line interpolation will be applied to determine the TSR Percentile Ranking and corresponding portion of the Target Number of Performance Stock Units that vest.  As described below, a consistent methodology will be used to calculate TSR for the Company and each member of the Peer Group.

COMPANY TSR PERCENTILE RANKING (RELATIVE TO THE MEMBERS OF THE PEER GROUP ASSESSED AT THE END OF THE PERFORMANCE PERIOD)	VESTED PERCENTAGE OF TARGET NUMBER OF PERFORMANCE STOCK UNITS
Below 25th	0%
25th	25%
50th	100%
75th or Higher	150%

For purposes of the foregoing table:

a.              “Performance Period” means the period beginning on January 1, 2014 and ending on December 31, 2016.

b.              “Peer Group” means the members of the Russell 3000 Auto Parts Group.

c.               “TSR” is determined as follows:  Change in Stock Price + Dividends Paid

Beginning Stock Price

i.                  “Beginning Stock Price” shall mean the average of the Closing Prices for each of the 20 trading days immediately prior to the first day of the Performance Period (i.e., 20 trading days ending December 31, 2013).

ii.               “Ending Stock Price” shall mean the average of the Closing Prices for each of the last 20 trading days of the Performance Period (i.e., 20 trading days ending December 31, 2016).

iii.            “Change in Stock Price” shall equal the Ending Stock Price minus the Beginning Stock Price.

iv.           “Dividends Paid” shall mean the total of all dividends paid on one share of stock during the Performance Period, provided that dividends shall be treated as though they are reinvested on the ex-dividend date.

v.              “Closing Price” shall mean the last reported sale price on the applicable stock exchange or market of one share of stock for a particular trading day.

vi.           In all events, TSR shall be adjusted to give effect to any and all stock dividends, stock splits, reverse stock splits and similar transactions.

d.              Calculation of the Company’s TSR Percentile Ranking.  The Company’s TSR Percentile Ranking is computed by (A) computing the Company’s TSR for the Performance Period and (B) computing the TSR for the Performance Period of each company that was in the Peer Group as of the end of the Performance Period, provided that if a company declares bankruptcy at any time during the Performance Period, such company will be removed from the Peer Group and if a company does not have publicly-reported stock prices for the whole Performance Period, such company will also be removed from the Peer Group. The Company TSR Percentile Ranking is the percentage of TSRs of the Peer Group calculated that are lower than the Company’s TSR (e.g., if the Company’s TSR is greater than 75% of the TSRs of the members of the Peer Group, the Company TSR Percentile Ranking is the 75th percentile).